EXHIBIT 99.2
Fourth Quarter 2005
Supplemental Operating and Financial Data
Unaudited

Forward-Looking Statements
This supplemental information contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act, which are based on our current expectations, estimates and projections about future events and financial trends affecting us. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Accordingly, we can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.
Important factors that may affect these expectations, estimates, and projections include, but are not limited to:
•	Our ability to borrow on favorable terms;

•	General economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•	Adverse changes in the real estate markets including, among other things, increased competition with other companies;

•	Risks related to real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that the development or operating costs may be greater than anticipated;

•	Our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•	Governmental actions and initiatives; and

•	Environmental requirements.
We undertake no obligation to update or supplement any forward-looking statements. For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in the Company’s final prospectus filed on December 16, 2005.
Non-GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this supplemental information package. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found later in this package.

Republic Property Trust
Index to Supplemental Unaudited Operating and Financial Data
As of and for the Fiscal Year Ended December 31, 2005

CORPORATE PROFILE
About the Company
We are a fully integrated, self-administered and self-managed real estate investment trust formed to own, operate, acquire and develop primarily Class A office properties, predominantly in the Washington, D.C. metropolitan, or Greater Washington, D.C., market. We also selectively seek fee-based development opportunities for all real estate classes in various geographic areas inside and outside of Greater Washington, D.C. Our Chairman of the Board of Trustees or our senior management team have been involved in the acquisition, management and development of more than 5 million square feet of Class A and institutional-grade office, office-oriented and mixed-use retail properties in Greater Washington, D.C.
We currently own 10 commercial properties consisting of 21 institutional-grade office buildings indirectly through Republic Property Limited Partnership, our Operating Partnership, in which we had an approximate 87.5% interest at December 31, 2005. Our properties are characterized by our tenant base, which includes several U.S. government agencies and Fortune 500 companies, the institutional quality and utility of our office parks and buildings and the substantial amount of space occupied on average by our tenants. As of December 31, 2005, approximately 24.3% and 55.7% of our space under lease was leased to U.S. government agencies and nationally recognized corporations, respectively. Our portfolio of 10 commercial properties contains an aggregate of approximately 2 million net rentable square feet, with one Class A trophy office property located in the District of Columbia, approximately one half block from the White House, and nine Class A office properties located in Northern Virginia. In addition, we hold an option to acquire three office properties in the District of Columbia, representing an estimated 1.1 million net rentable square feet upon completion. Two of our option properties are currently under construction and the remaining property is an undeveloped parcel of land.
History
Republic Property Trust was incorporated as a Maryland real estate investment trust on July 19, 2005 and maintains its headquarters at 1280 Maryland Avenue, S.W., Suite 280, Washington, D.C. 20024. We completed our initial public offering of common shares (the “IPO”) on December 20, 2005. The IPO resulted in the sale of 21,021,200 common shares, including 1,021,200 shares pursuant to the partial exercise of the underwriters’ over allotment option, at a price per share of $12.00, generating gross proceeds to the Company of $252.3 million. The aggregate proceeds to the Company, net of underwriters’ discounts, commissions and financial advisory fees but prior to other offering costs, were approximately $234.6 million.
Concurrent with the closing of the IPO, the Company entered into various formation transactions. The Company had no significant operations prior to the consummation of the IPO and the formation transactions on December 20, 2005.

Strategy
Our primary business objectives are to develop, reposition, stabilize and operate a balanced portfolio of institutional-grade office properties that maximize cash flow available for distribution to our shareholders, and achieve long-term growth in our business in order to maximize shareholder value. At all times, we intend to manage and grow our business in such a manner as to maintain our qualification as a REIT. Our business and growth strategy consists of the following five elements:
Maximize Cash Flow at Our Properties. We seek to maximize cash flows for distribution by efficiently managing our operating expenses and by retaining and expanding space occupied by our existing tenants. Further, we intend to manage our portfolio by seeking to lease space in each property over a balanced lease schedule so that the portfolio produces stable rental income.
Leverage Our Government Leasing Expertise and Relationships with Nationally Recognized Corporate Tenants to Increase the Performance of Our Portfolio. Our substantial in-house government leasing expertise enables us to attract and retain U.S. government agency and nationally recognized corporate tenants. As of December 31, 2005, our tenants on average occupied more than 35,000 net rentable square feet of space at our properties, and two of our 10 properties, comprising an aggregate of 140,885 net rentable square feet, are fully leased to single tenants.
Expand our Portfolio by Developing the Three Properties That We Have an Option to Acquire. We are currently constructing The Portals III and the Republic Square I properties and developing Republic Square II in the District of Columbia, which provide us with an opportunity to acquire an estimated 1.1 million net rentable square feet of office space, of which 890,000 square feet is currently under construction. We expect to receive a certificate of occupancy for the building shell of The Portals III and Republic Square I during the second quarter of 2006.
Selectively Pursue Opportunities to Acquire Institutional Quality Office Properties. We generally seek to acquire Greater Washington, D.C. office properties that provide us with the opportunity to increase: (1) cash flow available for distribution, and (2) value through management efficiencies and leasing and marketing efforts. We seek to create stable cash flow and, in some cases, to redevelop and reposition an asset to maximize returns and values.
Target Development Opportunities That We Believe Will Produce Attractive Returns. We believe a significant opportunity exists to maximize returns and achieve portfolio growth through the development and redevelopment of aging or market obsolete Class B and C office assets in Greater Washington, D.C., which is an office market with supply constraints. We also will selectively pursue fee-based development services for all real estate asset classes in order to achieve additional revenue and to secure future investment opportunities.
Summary as of December 31, 2005

Corporate Headquarters	Washington, D.C.
Fiscal Year-End	12/31
Total Properties	10
Total Net Rentable Square Feet	1,991,056
Geographic Focus	Greater Washington, D.C.
Common Shares and Units Issued Outstanding	28,577,543
Dividend — Quarterly(1)	$0.027/share
Dividend Yield	6.875%
Total Market Capitalization	$574,825,000

(1)	Dividend of $0.027 per share represents a partial quarter dividend for the period from December 20, 2005 to December 31, 2005. Dividend was declared on January 13, 2006 and paid on February 7, 2006.

Board of Trustees

*	signifies an independent member of the Board of Trustees
John S. Chalsty, Trustee
     Chairman of Muirfield Capital Management
Steven A. Grigg, President, Chief Development Officer and Vice Chairman of the Board of Trustees
Mark R. Keller, Chief Executive Officer and Trustee
Richard L. Kramer, Chairman of the Board of Trustees
Ronald J. Kramer, Trustee
     President and Director of Wynn Resorts, Limited
Gregory H. Leisch, Trustee
     Chief Executive of Delta Associates
Ronald D. Paul, Trustee
     Vice Chairman of the Board of Directors, President and Treasurer of Eagle Bancorp, Inc.
     Chairman of the Board of Directors of EagleBank
     President of Ronald D. Paul Companies and of RDP Management, Inc.
Executive Officers
Mark R. Keller, Chief Executive Officer and Trustee
Steven A. Grigg, President, Chief Development Officer and Vice Chairman of the Board of Trustees
Gary R. Siegel, Chief Operating Officer and General Counsel
Michael J. Green, Executive Vice President and Chief Financial Officer
Geoffrey N. Azaroff, Senior Vice President, Construction
Peter J. Cole, Senior Vice President, Development
Frank M. Pieruccini, Senior Vice President and Chief Accounting Officer
Andrew G. Pulliam, Vice President, Acquisitions
Michael C. Jones, Vice President, Leasing and Marketing

Contact Information

Republic Property Trust
1280 Maryland Avenue, S.W.
Suite 280
Washington, D.C. 20024
Phone:	(202) 863-0300
Fax:	(202) 863-4049
Web:	www.rpbtrust.com
Stock Listing
The common shares of Republic Property Trust are listed on the New York Stock Exchange under the symbol RPB.
Corporate Counsel
Hogan & Hartson L.L.P.
Columbia Square
555 Thirteenth Street, NW
Washington, D.C. 20004
Independent Registered Public Accounting Firm
Ernst & Young LLP
8484 Westpark Drive
McLean, VA 22102
Transfer Agent and Registrar
LaSalle Bank, N.A.
135 South LaSalle Street
Suite 1960
Chicago, IL 60603
Research Coverage

Bear, Stearns & Co. Inc.
Ross L. Smotrich	(212) 272-8046
Jeffrey S. Langbaum	(212) 272-4201
George A. Hoglund, CFA	(212) 272-6272
Lehman Brothers Inc.
David Harris	(212) 526-1790
David Toti	(212) 526-2002

FINANCIAL STATEMENTS
Key Financial Data

As of 12/31/05

Shares and Units
Common Shares Issued and Outstanding	25,017,524
Common Units Issued and Outstanding	3,560,019
Combined Shares and Units	28,577,543
Weighted Average Shares and Units — Basic and Diluted	28,577,543

Common Share Price ($’s):
On December 31, 2005	$12.00
High during Fourth Quarter 2005	$12.14
Low during Fourth Quarter 2005	$12.00

Market Capitalization:
($’s in thousands except ratios)
Market Value of Equity	$342,931
Total Debt	$231,894
Total Market Capitalization	$574,825
Total Debt/Total Market Capitalization	40.3%

Balance Sheet Data
($’s in thousands)
Total Assets	$520,397
Gross Book Value of Real Estate Assets	$468,090
Total Liabilities	$294,987
Total Minority Interests	$28,080
Total Stockholders’ Equity	$197,330

Statement of Operations Data (Year Ended 12/31/05)
($’s in thousands)
Total Revenues	$35,614
Net Loss	($19,827)
Net Loss Excluding IPO Related Items	($8,625)
Funds From Operations	($10,352)
Funds From Operations Excluding IPO Related Items	$2,444

Portfolio Size:
Properties	10
Total Net Rentable Square Feet	1,991,056
Sq. Ft. Leased at End of Period	1,756,313
Percent Leased	88.2%

Consolidated Balance Sheet
As of December 31, 2005 and 2004

	The Company	The Predecessor
(Dollars in thousands)	December 31, 2005	December 31, 2004

Assets
Investment in real estate:
Land	$83,600	$46,600
Commercial office buildings and improvements	384,490	252,899

	468,090	299,499
Less: accumulated depreciation and amortization	(19,486)	(9,663)

	448,604	289,836

Cash and cash equivalents	23,127	2,075
Marketable securities	10,004	—
Restricted cash	9,386	7,954
Rents and other receivables	5,301	2,113
Prepaid expenses and other assets	23,975	15,441

Total assets	$520,397	$317,419

Liabilities and shareholders’ equity and partners’ capital
Liabilities:
Mortgage notes payable	$231,894	$256,250
Intangible lease liabilities	20,886	3,324
Taxes payable	16,604	—
Accounts payable and accrued liabilities	15,127	2,208
Acquisition payables	7,204	—
Tenant security deposits	2,267	2,080
Advance rents	1,005	942

Total liabilities	294,987	264,804

Minority interest — operating partnership	28,080	—

Shareholders’ Equity and Partners’ Capital Partners’ capital	—	52,615
Preferred stock, par value $0.01, 40,000,000 shares authorized, none issued and outstanding in 2005	—	—
Common stock, par value $0.01, 200,000,000 shares authorized, 25,017,524 shares issued and outstanding in 2005	250	—
Additional paid-in capital	208,814	—
Accumulated deficit	(11,734)	—

Total shareholders’ equity and partners’ capital	197,330	52,615

Total liabilities and shareholders’ equity and partners’ capital	$520,397	$317,419

Consolidated Statement of Operations
For the Years Ended December 31, 2005, 2004 and 2003

	The Company	The Predecessor
	Period from	Period from
(Dollars in thousands except per share amounts)	December 20, 2005	January 1, 2005
	to December 31,	to December 19,	Year ended December 31
	2005	2005	2004	2003
Revenue:
Rental income	$1,589	$33,909	$26,512	$13,219
Management and development fees	116	—	—	—

Total operating revenue	1,705	33,909	26,512	13,219

Expenses:
Real estate taxes	152	2,980	1,752	810
Property insurance	10	252	168	70
Property operating costs	267	6,356	4,391	1,774
Depreciation and amortization	579	10,594	7,512	3,355
Management fees	—	3,005	2,030	953
Management agreement write-off	3,856	—	—	—
General and administrative	6,576	715	914	701

Total operating expenses	11,440	23,902	16,767	7,663

Operating (loss) income	(9,735)	10,007	9,745	5,556

Other income and expense:
Interest income	35	173	50	15
Interest expense	(3,704)	(18,273)	(7,286)	(3,707)

Total other income and expense	(3,669)	(18,100)	(7,236)	(3,692)

Net (loss) income before minority interest	(13,404)	(8,093)	2,509	1,864

Minority interest	1,670	—	—	—

Net (loss) income	$(11,734)	$(8,093)	$2,509	$1,864

Basic and diluted earnings (loss) per share	$(0.47)

Weighted average common shares outstanding — basic and diluted	25,017,524

Reconciliation of Net Income (Loss) Excluding IPO-Related Items to Net Income (Loss)

(Dollars in thousands)	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004

Net (loss) income — periods prior to IPO	$(2,647)	$419	$(8,093)	$2,509
Net (loss) income — period after IPO	(11,734)	—	(11,734)	—

	(14,381)	419	(19,827)	2,509

IPO-related Items:
Cash and stock awards	5,662	—	5,662	—
Management agreement write-off	3,856	—	3,856	—
Debt assumption costs	1,203	—	1,203	—
Debt extinguishment costs	2,075	—	2,075	—

Minority interest share of IPO-related items	(1,594)	—	(1,594)	—

Net (loss) income excluding IPO-related items	$(3,179)	$419	$(8,625)	$2,509

We believe that net income (loss) excluding IPO related items provides a meaningful presentation of operating performance. The IPO-related expenses that we exclude from GAAP net income (loss) are uncommon and are not expected to recur since they were incurred in connection with the Company’s initial public offering. Management believes including these one time expenses makes it difficult to compare the Company’s operating performance between periods. Most importantly, the transactions underlying the expenses that we excluded from GAAP net income (loss) are not the primary drivers in management’s decision-making process and capital investment decisions. Accordingly, we believe that investors are best served if the information provided is consistent with the information management uses to plan and execute their business strategy. The most directly comparable GAAP measure for net income (loss) excluding IPO related items is net income (loss). A reconciliation of net income (loss) excluding IPO-related items to net income (loss) is provided above.
Reconciliation of Funds from Operations (FFO) to Net Income (Loss)

(Dollars in thousands)	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004

Net (loss) income — periods prior to IPO	$(2,647)	$419	$(8,093)	$2,509
Net (loss) income — period after IPO	(11,734)	—	(11,734)	—

	(14,381)	419	(19,827)	2,509

Minority interest	(1,670)	—	(1,670)	—
Depreciation and amortization	2,957	1,912	11,145	7,512

Funds From Operations	$(13,094)	$2,331	$(10,352)	$10,021

The Company calculates FFO pursuant to the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is used by management, investors and industry analysts as a supplemental measure of operating performance of equity REITs. The most directly comparable GAAP measure for FFO is GAAP net income (loss). Management believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values historically rise or fall due to market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows. FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. A reconciliation of FFO to net income (loss) is provided above.
Reconciliation of Funds from Operations (FFO) Excluding IPO-Related Items to Net Income (Loss)

(Dollars in thousands)	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004

Net (loss) income — periods prior to IPO	$(2,647)	$419	$(8,093)	$2,509
Net (loss) income — period after IPO	(11,734)	—	(11,734)	—

	(14,381)	419	(19,827)	2,509

Minority interest	(1,670)	—	(1,670)	—
Depreciation and amortization	2,957	1,912	11,145	7,512

IPO-related Items:
Cash and stock awards	5,662	—	5,662	—
Management agreement write-off	3,856	—	3,856	—
Debt assumption costs	1,203	—	1,203	—
Debt extinguishment costs	2,075	—	2,075	—

FFO excluding IPO-related items	$(298)	$2,331	$2,444	$10,021

FFO excluding IPO related items was calculated on the same basis as FFO and for the same reasons that we present net income (loss) excluding IPO related items.

Reconciliation of Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (EBITDA) to Net Income (Loss)

(Dollars in thousands)	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004

Net (loss) income — periods prior to IPO	$(2,647)	$419	$(8,093)	$2,509
Net (loss) income — period after IPO	(11,734)	—	(11,734)	—

	(14,381)	419	(19,827)	2,509

Minority interest	(1,670)	—	(1,670)	—
Interest expense	8,107	2,041	21,977	7,286
Income tax expense	—	—	—	—
Depreciation and amortization	2,985	1,912	11,173	7,512

Earnings(loss) before interest, taxes, and depreciation	$(4,959)	$4,372	$11,653	$17,307

We present EBITDA, as net income computed in accordance with GAAP adjusted to exclude interest expenses, income tax expenses and benefits, and depreciation and amortization expenses. We further adjust EBITDA to include minority interests, which relates to the interest in the Operating Partnership not owned by us. We conduct all of our operations through our Operating Partnership. We believe that Adjusted EBITDA provides investors with an additional indicator of our Operating Partnership’s operating strength and performance. Adjusted EBITDA excludes the impact of costs and expenses that management believes are not characteristic of our underlying business operations. Adjusted EBITDA should not be considered an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity. Further, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other REITs. The most directly comparable GAAP measure for Adjusted EBITDA is net income (loss). A reconciliation of Adjusted EBITDA to net income (loss) is provided above.
Reconciliation of Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (EBITDA) Excluding IPO-Related Items to Net Income (Loss)

(Dollars in thousands)	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004

Net (loss) income — periods prior to IPO	$(2,647)	$419	$(8,093)	$2,509
Net (loss) income — period after IPO	(11,734)	—	(11,734)	—

	(14,381)	419	(19,827)	2,509

Minority interest	(1,670)	—	(1,670)
Interest expense	8,107	2,041	21,977	7,286
Income tax expense	—	—	—	—
Depreciation and amortization	2,985	1,912	11,173	7,512

IPO-related Items:
Cash and stock awards	5,662	—	5,662	—
Management agreement write-off	3,856	—	3,856	—
Debt assumption costs (1)	—	—	—	—
Debt extinguishment costs (1)	—	—	—	—

Earnings before interest, taxes, and depreciation excluding IPO-related items	$4,559	$4,372	$21,171	$17,307

(1)	No adjustment necessary for debt assumption costs or debt extinguishment costs since these items are already included in the adjustment for interest expense above.
Adjusted EBITDA excluding IPO related items was calculated on the same basis as Adjusted EBITDA and for the same reasons that we present net income (loss) excluding IPO related items.

SELECT FINANCIAL ANALYSIS
Equity Analysis

2005
December 31
Common Equity
Common Shares	25,017,524
Common Units	3,560,019

Total	28,577,543

End of Quarter Common Share Price	$12.00
Market Value of Common Shares/Units (Dollars in thousands)	$342,931

Common Shares Trading Volume
Average Daily Volume (Shares)	639,973
Average Daily Volume (Dollars in thousands)	$7,680
As a Percentage of Weighted Average Common Shares	2.6%

Common Share Price Range
Quarterly High	$12.14
Quarterly Low	$12.00
Quarterly Average	$12.00

Weighted Average Shares:
Common Shares Outstanding	25,017,524
Common Units	3,560,019

Total Weighted Average Shares and Units	28,577,543

Capitalization (Dollars in thousands)
Market Value of Common Shares/Units	$342,931

Total Equity Market Capitalization	$342,931

Total Debt	$231,894

Total Market Capitalization	$574,825

Debt to Total Market Capitalization	40.3%
Debt to Total Assets	44.6%
Debt to Undepreciated Book Value of Real Estate Assets	49.5%
Debt Analysis
The following table sets forth certain information with respect to the indebtedness outstanding as of December 31, 2005.

			Annual
	Interest	Principal	Debt	Maturity	Balance at
(Dollars in thousands)	Rate	Amount	Service(1)	Date(2)	Maturity

Corporate Pointe IV:	7.3%	$9,472	$815	5/2011	$8,740
Pender Business Park:	5.8%	20,638	1,514	10/2009	19,386
Lakeside I and II:	4.6%	19,500	897	6/2008	19,500
WillowWood III and IV:	4.5%	40,000	1,800	6/2008	40,000
Corporate Oaks:	6.0%	6,610	529	1/2014	5,211
Republic Building:	5.7%	102,674	5,447	7/2012	105,770
Presidents Park I, II and III:(3)	5.4%	33,000	1,779	6/2006	33,000

Total Debt		$231,894	$12,781		$231,607

(1)	Annual debt service includes payments made for principal and interest. The weighted average stated interest rate of our debt is 5.4%

(2)	Maturity date represents the date on which the principal amount is due and payable, assuming no payment has been made in advance of the maturity date.

(3)	Loan bears interest at the rate of LIBOR plus 1%, which at December 31,2005 was 5.4%

PORTFOLIO SUMMARY
Summary of Our Properties as of December 31, 2005
We own 100% of 10 Class A office properties (comprising 21 buildings), one of which is located in the District of Columbia and nine of which are located in Northern Virginia. The following table provides summary information regarding our properties as of December 31, 2005:

							Annualized
		Number of					Rent Per
		Buildings at	Year Built	Net Rentable	Percent	Annualized	Leased
Office Properties(1)	Location	Property	(Renovated)	Square Feet(2)	Leased(3)	Rent(4)	Square Foot(5)

Campus at Dulles
Technology Center	Herndon, Virginia	7	1998, 1999	349,839	96.1%	$7,963	$23.69
Corporate Oaks	Herndon, Virginia	1	1986 (1999)	60,767	100.0%	1,243	20.46
Corporate Pointe IV	Chantilly, Virginia	1	1998	80,118	100.0%	1,399	17.47
Lakeside I and II	Chantilly, Virginia	2	1989, 1999	173,218	85.7%	3,048	20.54
Pender Business Park	Fairfax, Virginia	4	2000	170,940	100.0%	4,184	24.47
Presidents Park I (6)(7)	Herndon, Virginia	1	1999	200,531	83.4%	1,441	24.28
Presidents Park II (8)	Herndon, Virginia	1	2000	200,511	32.5%	1,293	28.15
Presidents Park III	Herndon, Virginia	1	2001	200,135	92.7%	4,034	21.74
The Republic Building	Washington, D.C.	1	1992	276,018	100.0%	11,440	41.44
WillowWood III and IV (9)	Fairfax, Virginia	2	1998	278,979	95.4%	6,688	26.12

Portfolio Total / Weighted Average		21	1998	1,991,056	88.2%	$42,733	$26.39

(1)	Each property is 100% indirectly owned in fee by our Operating Partnership.

(2)	Net rentable square feet includes retail and storage space, but excludes on-site parking and rooftop leases.

(3)	Includes leases or lease amendments that have been executed, regardless of whether or not occupancy has commenced.

(4)	Annualized rent represents base rent, as determined from the date of the most recent amendment to a lease agreement, or from the original date of an agreement if not amended, for all leases in place in which tenants are in occupancy at December 31, 2005 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents.

(5)	Annualized rent per leased square foot represents annualized rent as computed above, divided by occupied net rentable square feet as of the same date.

(6)	Excludes any annualized rent associated with a lease and an amendment to Network Solutions, LLC for 104,860 net rentable square feet because the tenant occupancy date under this lease is January 2006.

(7)	Excludes any annualized rent associated with a lease amendment to Sizzling Express for 3,000 net rentable square feet because the tenant occupancy date under this lease is January 2006.

(8)	Excludes any annualized rent associated with an amendment to our lease with iDirect, Inc. for an additional 19,215 net rentable square feet because the tenant occupancy date for this additional space is February 2006.

(9)	Excludes any annualized rent associated with a lease amendment to Zeta Associates for 10,039 net rentable square feet because the tenant occupancy date under this lease is January 2006.

Historical Leasing Trends
The following table provides summary information regarding historical leasing trends at our properties:

	Percent	Percent	Percent	Percent	Percent
	Leased (2)	Leased (2)	Leased (2)	Leased (2)	Leased (2)
Office Properties (1)	at 12/31/2004	at 3/31/2005	at 6/30/2005	at 9/30/2005	at 12/31/2005

Campus at Dulles Technology Center	98.6%	98.6%	98.6%	98.6%	96.1%
Corporate Oaks	100.0%	100.0%	100.0%	100.0%	100.0%
Corporate Pointe IV	100.0%	100.0%	100.0%	100.0%	100.0%
Lakeside I & II	88.7%	88.7%	85.7%	85.7%	85.7%
Pender Business Park	100.0%	100.0%	100.0%	100.0%	100.0%
Presidents Park I	17.8%	17.9%	76.2%	83.4%	83.4%
Presidents Park II	22.9%	22.9%	22.9%	32.5%	32.5%
Presidents Park III	92.7%	92.7%	92.7%	92.7%	92.7%
Republic Building(3)	N/A	N/A	N/A	N/A	100.0%
Willowwood III & IV	95.6%	95.6%	95.6%	95.6%	95.4%

Portfolio Weighted Average	78.4%	78.4%	84.9%	86.9%	88.2%

(1)	Each property is 100% indirectly owned in fee by our Operating Partnership.

(2)	Includes leases or lease amendments that have been executed, regardless of whether or not occupancy has commenced.

(3)	Acquired as of December 20, 2005.
Tenant Diversification Analysis as of December 31, 2005
Our tenants include nationally recognized corporate firms and governmental agencies. The following chart sets forth information as of December 31, 2005 regarding our tenants’ industry sectors according to the North American Industry Classification System (NAICS). Percentage is based on total square feet leased:

Top Ten Office Tenants as of December 31, 2005
Our portfolio is currently leased to approximately 47 tenants under 50 separate leases, many of which are nationally recognized corporate firms or governmental agencies. The following table sets forth information regarding the 10 largest tenants in our portfolio, based on annualized rent as of December 31, 2005(1):
(Dollars in thousands)

				Percentage of
			Net	Total Portfolio —		Percentage of
		Lease	Rentable SF	Net Rentable	Annualized	Total Portfolio —
		Expiration	Under	SF Under	Rent	Annualized
Tenant/Industry(1)	Property	(2)	Lease	Lease(3)	(4)	Rent(5)

GSA — Dept. of Justice (Government)	Republic Building	12/20/2014	235,746	11.8%	$9,687	22.7%
Cisco Systems, Inc.(6)	Campus at Dulles	3/31/2006	29,338	1.5%	687	1.6%
(Professional Services)	Technology Center	3/31/2016	108,858	5.5%	2,856	6.7%
BAE Systems/DigitalNet (Professional Services)	Presidents Park III	10/31/2011	142,646	7.2%	3,087	7.2%
Zeta Associates(7) (Professional Services)	Willowwood	8/15/2009	105,383	5.3%	2,465	5.8%
GSA — FTS (Government)	Willowwood	5/3/2009	92,992	4.7%	2,408	5.6%
Datatrac(8)		12/31/2006	47,670	2.4%	1,125	2.6%
(Information)	Lakeside	8/31/2008	40,600	2.0%	749	1.8%
webMethods (Professional Services)	Pender Business Park	12/31/2007	61,450	3.1%	1,614	3.8%
CACI International, Inc. (Professional Services)	Corporate Pointe IV	11/30/2009	80,118	4.0%	1,399	3.3%
GSA — Dept. of Interior (Government)	Corporate Oaks	4/30/2010	60,767	3.1%	1,243	2.9%
Carfax (Information)	WillowWood	11/6/2006	37,038	1.9%	990	2.3%

Totals:			1,042,606	52.5%	$28,310	66.3%

(1)	Does not include a lease and an amendment with Network Solutions, LLC at Presidents Park I for 104,860 net rentable square feet because the tenant occupancy date under this lease is January 2006.

(2)	Assumes the exercise of no renewal options and the exercise of no termination options.

(3)	Represents net rentable square feet under lease for a tenant as a percentage of total net rentable square feet of our properties including lease or lease amendments that have been executed, regardless of whether or not occupancy has commenced.

(4)	Annualized rent represents base rent, as determined from the date of the most recent amendment to a lease agreement, or from the original date of an agreement if not amended, for all leases in place in which tenants are in occupancy at December 31, 2005 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents.

(5)	Represents annualized rent for a tenant as a percentage of total annualized rent for our properties.

(6)	We have one lease with Cisco Systems at our Campus at Dulles Technology Center property. This lease provides for a staggered lease expiration schedule with respect to certain portions of the net rentable square footage associated with this lease.

(7)	Excludes any annualized rent associated with a lease amendment to Zeta Associates for 10,039 net rentable square feet because the tenant occupancy date under this lease is January 2006.

(8)	We have two leases with Datatrac at our Lakeside property.

Office Lease Expiration Analysis by Year as of December 31, 2005
The following table sets forth a summary schedule of the lease expirations for leases in place as of December 31, 2005. Unless otherwise stated, the information in the table assumes that tenants exercise neither renewal options nor termination rights:
(Dollars in thousands)

		Net	Percentage of			Percentage
		Rentable	Total			of Total		Expiring
	Number	SF of	Portfolio —			Portfolio —		Base
Year of Lease	of Leases	Expiring	Net Rentable	Annualized	Annualized	Annualized	Expiring Base	Rent/SF
Expiration	Expiring	Leases(1)	SF(2)	Rent (3)	Rent/SF(3)	Rent(4)	Rent(5)	(6)

Available(7)		234,743	11.8%
2006	10	142,024	7.1%	4,008	28.22	9.4%	4,266	$30.04
2007	4	129,381	6.5%	3,183	24.60	7.4%	3,390	$26.20
2008	5	151,922	7.6%	3,045	20.04	7.1%	3,369	$22.17
2009(8)	8	325,192	16.3%	7,502	23.80	17.6%	8,089	$25.67
2010	8	130,707	6.6%	3,128	23.93	7.3%	3,422	$26.18
2011	5	219,126	11.0%	4,870	22.23	11.4%	5,439	$24.82
2012	—	—	—%	—	—	—%	—	—
2013(9)	4	199,939	10.0%	2,467	25.95	5.8%	2,739	$28.80
2014(10)	3	282,153	14.2%	10,270	39.51	24.0%	10,336	$39.76
2015	2	67,011	3.4%	1,404	20.95	3.3%	1,661	$24.79
2016	1	108,858	5.5%	2,856	26.24	6.7%	3,246	$29.81

Total:	50	1,991,056	100.0%	$42,733	26.39	100.0%	$45,957	$28.26

(1)	Includes retail and storage space, but excludes on-site parking and rooftop leases.

(2)	Represents net rentable square feet in a particular year as a percentage of total net rentable square feet of our properties.

(3)	Annualized rent represents base rent, as determined from the date of the most recent amendment to a lease agreement, or from the original date of an agreement if not amended, for all leases in place in which tenants are in occupancy at December 31, 2005 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents.

(4)	Represents annualized rent for a tenant as a percentage of total annualized rent for our properties.

(5)	Expiring Base Rent represents the last 12 months of base rent payable immediately prior to the expiration of the lease.

(6)	Expiring Base Rent/Square Foot represents expiring base rent divided by net rentable square feet under lease.

(7)	Approximately 168,667 square feet of the total net rentable square feet available as of December 31, 2005 relates to space available at our Presidents Park I and II properties.

(8)	Excludes any annualized rent associated with a lease amendment to Zeta Associates for 10,039 net rentable square feet because the tenant occupancy date under this lease is January 2006.

(9)	Excludes any annualized rent associated with a lease and an amendment to Network Solutions, LLC for 104,860 net rentable square feet because the tenant occupancy date under this lease is January 2006.

(10)	Excludes any annualized rent associated with an amendment to our lease with iDirect, Inc. for an additional 19,215 net rentable square feet because the tenant occupancy date for this additional space is February 2006.

Office Lease Distribution Analysis by Tenant Size as of December 31, 2005
The following table sets forth information relating to the distribution of leases at our properties, based on net rentable square feet under lease as of December 31, 2005:

			Net	Percentage of			Percentage of
			Rentable	Total Portfolio —			Total Portfolio —
	Number	Percentage	SF Under	Net Rentable SF	Annualized	Annualized	Annualized
SF Under Lease	of Leases	of all Leases	Lease(1)	Under Lease(2)	Rent(3)	Rent/ SF	Rent(4)
					($ in thousands)

2,500 or less	6	12%	4,655	0.2%	138	29.65	0.3%
2,501 — 10,000 (5)	8	16%	32,636	1.6%	701	23.66	1.6%
10,001 — 20,000	10	20%	141,003	7.1%	3,727	26.43	8.7%
20,001 — 40,000	10	20%	280,317	14.1%	7,445	26.56	17.4%
40,001 — 100,000(6).	11	22%	600,209	30.1%	12,627	21.73	29.5%
Greater than 100,000 (7)(8)	5	10%	697,493	35.1%	18,095	31.06	42.3%

Total:	50	100%	1,756,313	88.2%	42,733	26.39	100.0%

(1)	Net rentable square feet under lease includes retail and storage space, but excludes on-site parking and rooftop leases.

(2)	Represents net rentable square feet under lease for a tenant as a percentage of total net rentable square feet of our properties including lease or lease amendments that have been executed, regardless of whether or not occupancy has commenced.

(3)	Annualized rent represents base rent, as determined from the date of the most recent amendment to a lease agreement, or from the original date of an agreement if not amended, for all leases in place in which tenants are in occupancy at December 31, 2005 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents.

(4)	Represents annualized rent for a tenant as a percentage of total annualized rent for our properties.

(5)	Excludes any annualized rent associated with a lease amendment to Sizzling Express for 3,000 net rentable square feet because the tenant occupancy date under this lease is January 2006.

(6)	Excludes any annualized rent associated with an amendment to our lease with iDirect, Inc. for an additional 19,215 net rentable square feet because the tenant occupancy date for this additional space is February 2006.

(7)	Excludes any annualized rent associated with a lease and an amendment to Network Solutions, LLC for 104,860 net rentable square feet because the tenant occupancy date under this lease is January 2006.

(8)	Excludes any annualized rent associated with a lease amendment to Zeta Associates for 10,039 net rentable square feet because the tenant occupancy date under this lease is January 2006.

Capital Expenditures
The following table sets forth certain information regarding historical capital expenditures at our properties for the periods set forth below:
(Dollars in thousands except per square foot amounts)

As of December 31,	2002	2003	2004	2005

Capital expenditures	$—	$351	$73	$285
Average square feet (1)	251,058	513,927	1,056,844	1,724,153
Capital expenditures per square foot	$—	$0.68	$0.07	$0.17

(1)	For any given period represents the average square footage at our properties subject to capital expenditures.
Tenant Improvements and Leasing Commissions
The following table sets forth certain information regarding tenant improvement (including tenant allowances) and leasing commission costs for tenants at our properties for the periods set forth below:

As of December 31,	2002	2003	2004	2005

Renewals(1)
Number of leases	—	—	4	6
Square Feet	—	—	106,457	428,162
Tenant improvement costs per square foot (2)(3)(5)	$—	$—	$—	$12.42
Leasing commission costs per square foot (2)(3)	$—	$—	$3.75	$3.66
Total tenant improvement and leasing commission costs per square foot (2)(3)(5)	$—	$—	$3.75	$16.08

New leases(4)
Number of leases	—	—	7	6
Square Feet	—	—	76,559	54,189
Tenant improvement costs per square foot (2)(3)(6)	$—	$—	$3.93	$22.33
Leasing commission costs per square foot (2)(3)	$—	$—	$0.52	$10.84
Total tenant improvement and leasing commission costs per square foot (2)(3)(6)	$—	$—	$4.45	$33.17

Total
Number of leases	—	—	11	12
Square Feet	—	—	183,016	482,351
Tenant improvement costs per square foot (2)(3)(5)(6)	$—	$—	$1.64	$13.53
Leasing commission costs per square foot (2)(3)	$—	$—	$2.40	$4.47
Total tenant improvement and leasing commission costs per square foot (2)(3)(5)(6)	$—	$—	$4.04	$18.00

(1)	Excludes retained tenants that have relocated to new space or expanded into new space.

(2)	Assumes all tenant improvement and leasing commissions are paid in the calendar year in which the lease commences, which may be different than the year in which they were actually paid. Improvements which are in progress are estimated at the terms of the lease.

(3)	Tenant improvements and leasing commission costs exclude any commission paid to related parties.

(4)	Includes retained tenants that have relocated or expanded into new space within our portfolio.

(5)	Department of Justice tenant improvement costs are included in 2005 (the year of acquisition), although the lease commenced in 2004.

(6)	Bureau of Indian Affairs (Department of the Interior) tenant improvement costs are included in 2004 (the year of acquisition), although the lease commenced in 2003.

Option Properties Summary as of March 1, 2006

		Estimated Net
		Rentable Square Feet	Estimated Certificate of
Option Properties	Submarket	Upon Completion	Occupancy

Republic Square I	Capitol Hill, Washington, D.C.	385,000	2Q 2006
The Portals III	Southwest, Washington, D.C.	505,000	2Q 2006
Republic Square II	Capitol Hill, Washington, D.C.	202,000	N/A

Total Square Feet		1,092,000
Republic Square I
The building is undergoing final inspections from the local building and fire departments. The Company anticipates receipt of the building shell and core permit in late March or early April 2006. Tenant build out work has commenced. As of March 1, 2006, approximately 92,625 square feet, or 24% of the net rentable space, at Republic Square I had been pre-leased to three tenants, which include National Cable & Telecommunications Association (“NCTA”), General Motors (“GM”) and General Services Administration (U.S. Government — Department of Justice). The weighted average starting rent for NCTA and GM is $32.87 per square foot on a triple net basis. The starting rent for the General Services Administration is $46.44 on a full service basis. The weighted average tenant improvement allowance for all three leases is $47.47 per square foot.
Portals III
The building envelope for Portals III is complete. The typical floor cores are 90% complete. The Company anticipates completion of the building’s shell and core by May 2006. Although, there have not been any leases executed at The Portals III, touring activity remains strong.
Republic Square II
Republic Square II will commence construction upon Republic Square I reaching stabilized occupancy or upon significant pre-leasing activity.

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